Exhibit 99.1

Banner Midstream Corp.

Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

805 Third Avenue New York, NY 10022 Tel. 212.838.5100 Fax 212.838.2676 www.rbsmllp.com

To the Shareholders and Audit Committee

Banner Midstream Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Banner Midstream Corp. (The “Company”) as of December 31, 2019 and 2018, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the year ended December 31, 2019 and for the period from inception April 2, 2018 through December 31, 2018, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the year ended December 31, 2019 and for the period from inception April 2, 2018 through December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principles

The Company followed ASC 840 Leases in accounting for leased properties until 2019 when it adopted ASC 842 for its accounting for finance and operating leases in 2019. The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, which the Company adopted effective January 1, 2019.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has an accumulated deficit, recurring losses, and negative cash flows that raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2018

805 Third Avenue
New York, NY 10022

July 13, 2020

Banner Midstream Corp.

Consolidated Balance Sheets

December 31, 2019 and 2018

	2019	2018
Assets
Current assets:
Cash	$226,917	$207,094
Accounts receivable, net	43,845	20,550
Prepaid expenses and other current assets, current portion	522,950	254,740
Total current assets	793,712	482,384
Noncurrent assets:
Prepaid expenses, long-term portion	-	69,375
Fixed assets, net	3,488,993	4,868,275
Right of use assets	779,199	-
Other assets	-	101
Assets of discontinued operations	249,017	290,149
Total noncurrent assets	4,517,209	5,227,900
Total assets	$5,310,921	$5,710,284

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and other current liabilities	$2,198,558	$1,049,284
Accounts payable – related parties	1,787	3,324
Current liabilities of discontinued operations	227,522	276,785
Current portion of lease liability	220,234	-
Current portion of long-term debt	5,412,287	3,423,432
Notes payable – related parties	2,029,492	1,100,000
Total current liabilities	10,089,880	5,852,825

Long-term debt, net of current portion	463,269	1,561,512
Lease liability, net of current portion	566,145	-
Total liabilities	11,119,294	7,414,337

Commitments and contingencies

Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized, none issued and outstanding as of December 31, 2019 and 2018, respectively	-	-
Common stock, $0.0001 par value; 45,000,000 shares authorized, 5,565,976 and 5,320,807 shares issued and outstanding at December 31, 2019 and 2018, respectively	557	532
Additional paid in capital	2,539,291	2,003,775
Accumulated deficit	(8,348,221)	(3,708,360)
Total stockholder’ deficit	(5,808,373)	(1,704,053)
Total liabilities and stockholders’ deficit	$5,310,921	$5,710,284

The accompanying notes are an integral part of the consolidated financial statements.

Banner Midstream Corp.

Consolidated Statements of Operations

For the Year Ended December 31, 2019 and Period April 2, 2018 (Inception) through December 31, 2018

	2019	2018

Revenue	$14,715,217	$8,614,989
Cost of Sales	10,228,168	7,052,762
Gross Profit	4,487,049	1,562,227
Operating expenses:
Salaries and wages, including stock-based compensation	1,940,050	2,117,285
Selling, general and administrative expenses	3,516,515	2,200,718
Total operating expenses	5,456,565	4,318,003
Operating loss	(969,516)	(2,755,776)

Other income (expense):
Bargain purchase gain	-	208,690
Forgiveness of debt	300,643	-
Other income (expense)	(1,099,303)	315,055
Interest expense	(2,866,449)	(1,168,357)
Total other income (expense)	(3,665,109)	(644,612)

Loss from continuing operations before provision for income taxes	(4,634,625)	(3,400,388)
Provision for income taxes	-	-
Loss from continuing operations	(4,634,625)	(3,400,388)
Loss from discontinued operations	(5,236)	(307,972)

Net loss	$(4,639,861)	$(3,708,360)

Net loss per share:
Basic and diluted – continuing operations	$(0.85)	$(0.86)
Basic and diluted – discontinued operations	(0.00)	(0.08)
Net loss per share	$(0.85)	$(0.94)

Weighted average shares outstanding	5,444,094	3,940,094

The accompanying notes are an integral part of the consolidated financial statements.

BANNER MIDSTREAM CORP

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Year ended December 31, 2019 and Period April 2, 2018 (Inception) through December 31, 2018

	Preferred		Common		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balances at April 2, 2018 (Inception)	-	$-	-	$-	$-	$-	$-

Shares issued to founder	-	-	5,000,000	500	(500)	-	-
Shares issued for cash in private placement	-	-	70,807	7	212,906	-	212,913
Shares issued for services	-	-	250,000	25	749,975	-	750,000
Warrants granted with placement of convertible note	-	-	-	-	1,041,394	-	1,041,394
Net loss for the period	-	-	-	-	-	(3,708,360)	(3,708,360)

Balances at December 31, 2018	-	$-	5,320,807	$532	$2,003,775	$(3,708,360)	$(1,704,053)

Shares issued for services	-	-	60,000	6	179,994	-	180,000

Shares issued for cash in private placement	10,000	1	85,169	9	355,531	-	355,541

Conversion of preferred stock to common stock	(10,000)	(1)	100,000	10	(9)	-	-

Net loss for the year	-	-	-	-	-	(4,639,861)	(4,639,861)

Balances at December 31, 2019	-	$-	5,565,976	$557	$2,539,291	$(8,348,221)	$(5,808,373)

The accompanying notes are an integral part of the consolidated financial statements.

Banner Midstream Corp.

Consolidated Statements of Cash Flows

For the Year Ended December 31, 2019 and Period April 2, 2018 (Inception) through December 31, 2018

	2019	2018

Cash flows from operating activities
Net loss	$(4,634,625)	$(3,400,388)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and impairment	1,336,557	352,836
Gain from settlement	-	(87,731)
Loss from disposal of assets	36,000	314,114
Share based compensation	180,000	750,000
Bargain purchase gain	-	(208,690)
Forgiveness of debt	(300,643)	-
Amortization of debt discount	317,532	712,986
Changes in operating assets and liabilities:
Accounts receivable	(23,295)	698,050
Prepaid expenses	(198,835)	(323,251)
Interest of lease liability	(146,188)	-
Amortization of right of use asset	153,369	-
Other assets	101	(202)
Accounts payable and other current liabilities	1,188,417	(301,590)
Net cash used in operating activities	(2,091,610)	(1,493,866)
Cash flows from investing activities
Cash paid for acquisition	-	(303,434)
Proceeds from sale of fixed assets	32,000	-
Purchase of fixed assets	(25,276)	(1,957,422)
Net cash provided by (used in) investing activities	6,724	(2,260,856)
Cash flows from financing activities
Proceeds from issuance of shares	355,541	212,913
Proceeds from notes payable – related parties	155,463	400,000
Proceeds from long-term debt	5,637,823	5,910,573
Payments on long-term debt	(4,030,751)	(2,243,658)
Proceeds (repayments) from related parties	-	3,324
Net cash provided by financing activities	2,118,076	4,283,152
Net cash used in discontinued operations – operating activities	(13,367)	(33,923)
Net cash used in discontinued operations – investing activities	-	(287,413)
Net cash used in discontinued operations	(13,367)	(321,336)
Net increase (decrease) in cash and cash equivalents	19,823	207,094
Cash and restricted cash – beginning of year	207,094	-
Cash and restricted cash – end of year	$226,917	$207,094

Supplemental schedule of cash flow information
Cash paid for interest	$762,237	$161,123
Cash paid for income taxes	$48,429	$–

Supplemental schedule of non-cash information
Lease liability for right of use assets at inception	$932,567	$-
Debt for payment of convertible note via intermediary	500,000	-
Payment of convertible note via intermediary	$(500,000)	$-
Original issue discounts on notes payable	$551,504	$301,413
Warrant value attached to convertible note payable	$-	$1,041,394
Assets acquired from acquisition of LAH	$-	$4,297,267
Liabilities assumed from acquisition of LAH	$–	$3,785,042

The accompanying notes are an integral part of the consolidated financial statements.

Banner Midstream Corp.

Notes to Consolidated Financial Statements

December 31, 2019 and 2018

NOTE 1:	DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Pinnacle Frac Holdings Corp (the “Company” or “Banner Midstream”) is a corporation established pursuant to the laws of the State of Delaware on April 2, 2018. Pinnacle Frac Holdings Corp was renamed Banner Midstream Corp by the Delaware Division of Corporations on December 6, 2018. The Company entered into an agreement with Ozark Empire Capital Management (“Ozark”) on June 20, 2018 for 2,000,000 shares for Ozark to manage the executive function of the Company, raise capital for the Company, identify and complete acquisitions for the Company, and lead the Company’s effort to go public. The Company is operating as a holding company and acquisition vehicle for an ongoing roll-up of oilfield services companies focused on drilling rig, fracking, and oil and natural gas production services.

Banner Midstream acquired one hundred percent of the issued and outstanding membership interests of Pinnacle Frac Transport LLC (“Pinnacle Frac”) for 3,000,000 shares on May 24, 2018. Pinnacle Frac is a limited liability company pursuant to the laws of the State of Arkansas established on January 15, 2018. Pinnacle Frac is currently structured as a wholly owned subsidiary of the Company. Pinnacle Frac has three wholly owned subsidiaries, LAH Lease Service LLC (“LAH”), LSQL Truck & Trailer Sales LLC (“LSQL”), and Triumph Energy Services, LLC (“Triumph”) which are limited liability companies pursuant to the laws of the State of Texas. Pinnacle Frac acquired one hundred percent of the issued and outstanding membership interests of LAH and LSQL on April 30, 2018, and subsequently transferred selected operations, employees, equipment, and contracts into Pinnacle Frac. Neither LAH nor LSQL currently have active operations or any assets. Pinnacle Frac acquired one hundred percent of the issued and outstanding membership interests of Triumph on November 6, 2018, and subsequently transferred selected contracts into Pinnacle Frac. Triumph currently has an active bank account and Department of Transportation (“DOT”) Motor Carrier Number (“MC Number”) but no active employees or operations. Pinnacle Frac commenced operations in May 2018 and is engaged in the business of providing transportation of frac sand and logistics services to major hydraulic fracturing and drilling operators in the domestic United States.

Banner Midstream established Pinnacle Vac Service LLC (“Pinnacle Vac”) as a limited liability company pursuant to the laws of the State of Texas on May 8, 2018, with the Company having ownership of one hundred percent of the issued and outstanding membership interests of Pinnacle Vac. Pinnacle Vac is currently structured as a wholly owned subsidiary of the Company. Pinnacle Vac commenced operations in July 2018 and engaged in the business of providing water transportation (“vacuum services”) and roustabout work to major drilling operators and production wells in the domestic United States. As of November 15, 2018, Pinnacle Vac no longer has any active operations or employees. See NOTE 8 – DISCONTINUED OPERATIONS.

Banner Midstream established Pinnacle Frac Sales & Service LLC dba Capstone Equipment Leasing (“Capstone”) as a limited liability company pursuant to the laws of the State of Texas on May 23, 2018, with the Company having ownership of one hundred percent of the issued and outstanding membership interests of Capstone. Capstone is currently structured as a wholly owned subsidiary of the Company. Pinnacle Frac Sales & Service LLC was renamed Capstone Equipment Leasing, LLC by the Office of the Secretary of State of Texas on October 4, 2018. Capstone commenced operations in October 2018 and is engaged in the business of procuring and financing equipment to various oilfield transportation services contractors (“owner-operators”).

Basis of Presentation

The Company’s consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States (GAAP). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (ASC) and Accounting Standards Update (ASU) of the Financial Accounting Standards Board (FASB). All adjustments considered necessary for a fair presentation have been included. These adjustments consist of normal and recurring accruals, as well as non-recurring charges.

Principles of Consolidation

The Company prepares its consolidated financial statements on the accrual basis of accounting. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, all of which have a year end of December 31. All intercompany accounts, balances and transactions have been eliminated in the consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for uncollectible accounts receivable, fair value of assets held for sale and assets and liabilities acquired, impaired value of equipment and intangible assets, including goodwill, estimates of discount rates in lease, liabilities to accrue, cost incurred in the satisfaction of performance obligations, permanent and temporary differences related to income taxes and determination of the fair value of stock awards. Actual results could differ from those estimates.

Acquisition Accounting

The Company’s acquisitions are accounted for under the acquisition method of accounting whereby purchase price is allocated to tangible and intangible assets acquired and liabilities assumed based on fair value. The excess of the fair value of the consideration conveyed over the fair value of the net assets acquired is recorded as goodwill. The excess of the fair value of the net assets acquired over the fair value of the consideration conveyed is recorded as a nonoperating gain on acquisition. The statements of operations for the periods presented include the results of operations for each of the acquisitions from the date of acquisition. See NOTE 7 – ACQUISITION.

Customer Concentration and Credit Risk

During 2019 and 2018, one of our customers accounted for approximately 88.0% and 93.5% respectively of our total gross revenues within our core frac sand transportation division. No other customers exceeded 10% of revenues during 2019 and 2018. 86.1% and two customers accounting for 57.3% and 28.8% of accounts receivable at December 31, 2019, and with the customer with the higher balance in 2019 accounting for 100% of accounts receivable at December 31, 2018. The Company believes it will continue to reduce the customer concentration risks by engaging new customers within its core frac sand transportation business and by continuing acquisitions exploration and production (E&P) for diversification purposes.

57% and three vendors account for 20.6%, 18.3%, and 18.1% respectively of accounts payable at December 31, 2019. 37% and, 37% and two different vendors account for 20.6% and 17.2% respectively at December 31, 2018. No other vendors exceeded 10% of accounts payable at December 31, 2019 and 2018.

The Company maintains demand deposits with commercial banks. At times, certain balances held within these accounts may not be fully guaranteed or insured by the U.S. federal government. The uninsured portion of cash are backed solely by the assets of the underlying institution. As such, the failure of an underlying institution could result in financial loss to the Company.

Cash and Cash Equivalents

Cash equivalents include all highly liquid investments with original maturities of three months or less. The Company often maintains cash balances more than the $250,000 FDIC insured limit per account holder. The Company does not consider this risk to be material.

Accounts Receivable

Accounts receivable are comprised of unsecured amounts due from customers that have been conveyed to a factoring agent without recourse. The Company receives an advance from the factoring agent of 98% of the amount invoiced to the customer within one business day. The Company recognizes revenue for 100% of the gross amount invoiced, records an expense for the 2% finance fee charged by the factoring agent, and realizes cash for the 98% net proceeds received. The Company does not record an allowance for bad debts on any amounts that have been factored non-recourse.

The Company, at times, may conduct business with a customer that has not been approved by the factoring agent to be factored with recourse. The Company will record an allowance for bad debts on receivables that have been factored with recourse due to risk of non-collection falling on the Company versus the factoring agent. As of December 31, 2019, and 2018, all receivables were factored without recourse, so the Company did not record an allowance for doubtful accounts. The factoring agent has the ability to hold various receivables into a reserve account due to various reasons such as documentation errors or customer disputes. As of December 31, 2019, and 2018, the Company had a factoring agent reserve balance of $0 and ($12,100) so a contra asset for that reserve was recorded against the Company’s accounts receivable balances.

Property and Equipment and Long-Lived Assets

Property and equipment is stated at cost. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets, of ten years for all property and equipment, except leasehold improvements which are depreciated over the term f the lease, which is shorter than the estimated useful life of the improvements.

ASC 360 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company reviews recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.

ASC 360-10 addresses criteria to be considered for long-lived assets expected to be disposed of by sale. Six criteria are listed in ASC 360-10-45-9 that must be met in order for assets to be classified as held for sale. Once the criteria are met, long-lived assets classified as held for sale are to be measured at the lower of carrying amount or fair value less costs to sell.

The Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1. Significant underperformance relative to expected historical or projected future operating results;

2. Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3. Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. The Company tested the carrying value of its long-lived assets for recoverability during the year ended December 31, 2019 and period April 2, 2018 (Inception) through December 31, 2018, and there was impairment recorded in the amount of $525,693 for the year ended December 31, 2019.

Accrued Expenses

To prepare its financial statements, the Company estimates accrued expenses. The accrual process involves reviewing open contracts, communicating with personnel to identify services that have been performed on behalf of the Company and estimating the level of service performed and the associated cost incurred for the service when the Company has not yet been invoiced or otherwise notified of the actual cost. The Company makes estimates of accrued expenses as of each balance sheet date based on the facts and circumstances known to the Company at that time. Although the Company does not expect the estimates to be materially different from amounts actually incurred, if the estimates of the status and timing of services performed differs from the actual status and timing of services performed, the Company may report amounts that are too high or too low in any particular period. Historically, the estimated accrued liabilities have approximated actual expenses incurred. Subsequent changes in estimates may result in a material change in the accruals.

Fair Value Measurements

The accounting guidance defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or non-recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets.

Level 2: Inputs, other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The carrying values of the Company’s financial instruments such as cash, accounts payable, and accrued expenses approximate their respective fair values because of the short-term nature of those financial instruments.

Revenue Recognition

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers.

The Company accounts for a contract when it has been approved and committed to, each party’s rights regarding the goods or services to be transferred have been identified, the payment terms have been identified, the contract has commercial substance, and collectability is probable. Revenue is generally recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities. Revenue recognition for multiple-element arrangements requires judgment to determine if multiple elements exist, whether elements can be accounted for as separate units of accounting, and if so, the fair value for each of the elements.

Revenue under master service agreements is recorded upon the performance obligation being satisfied. Typically, the satisfaction of the performance obligation occurs upon the frac sand load being delivered to the customer site and this load being successfully invoiced and accepted by the Company’s factoring agent.

The Company accounts for contract costs in accordance with ASC Topic 340-40, Contracts with Customers. The Company recognizes the cost of sales of a contract as expense when incurred or at the time a performance obligation is satisfied. The Company recognizes an asset from the costs to fulfil a contract only if the costs relate directly to a contract, the costs generate or enhance resources that will be used in satisfying a performance obligation in the future and the costs are expected to be recovered. The incremental costs of obtaining a contract are capitalized unless the costs would have been incurred regardless of whether the contract was obtained.

Cost of sales for Pinnacle Frac includes all direct expenses incurred to produce the revenue for the period. This includes, but is not limited to, direct employee labor, direct contract labor and fuel.

Income Taxes

The Company provides for income taxes under Financial Accounting Standards Board (“FASB”) Accounting Codification Number (“ASC”) 740, “Accounting for Income Taxes.” ASC 740 requires the use of an asset and liability approach in accounting for income taxes. ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all the deferred tax assets will not be realized. In accordance with ASC 740, the Company must evaluate its tax positions and determined that there was no tax loss carryforward and no deferred tax assets or deferred tax liabilities at December 31, 2019 and 2018.

Share-Based Payment Arrangements

The Company has accounted for stock-based compensation arrangements in accordance with Accounting Standards Codification subtopic 718-10, Compensation (“ASC 718”). This guidance addresses all forms of share-based payment awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights, as well as share grants and other awards issued to employees and non-employees under free-standing arrangements. These awards are recorded at costs that are measured at fair value on the awards’ grant dates, based on the estimated number of awards that are expected to vest and will result in charges to operations.

There were no employee equity awards from inception to December 31, 2019. The Company granted 500,000 shares of restricted common stock in October 2018 to various advisors representing the Company for business development. The Company issued 250,000 shares of common stock to these advisors in October through December 2018 based on the vesting date of each award. The remaining 250,000 granted shares had not vested as of December 31, 2018. There were no employee or contractor stock options (“stock option awards”) granted from inception to December 31, 2019.

The Company issued 353,448 warrants to purchase common stock in conjunction with a short-term senior secured convertible note payable. The grant-date fair value of warrants was estimated using the Black-Scholes option-pricing model, which incorporated a volatility of 221% based on 4 publicly comparable public companies in the same sector of oilfield services as the Company. A discount yield of 2.51% was used based on the recent yield of a 10-year treasury bond. The value of the 5-year warrants of $1,041,394 was recorded as a discount to note payable and will be amortized via interest expense over the life of the 8-month note payable. The warrants were cancelled in November 2019 at the election of the note holder prior to the Company’s reverse merger. See NOTE 7: ACQUISITIONS for more information on the reverse merger transaction.

December 31, 2019:		Weighted Average
	Number	Exercise Price
Beginning Balance	353,448	$5.75

Granted	-	-
Exercised	-
Forfeited	-

Cancelled	(353,448)

Ending Balance	-	$-

Weighted Average Remaining Contractual Life (Years)	-

December 31, 2018:		Weighted Average
	Number	Exercise Price
Beginning Balance	-	$-

Granted	353,448	$5.75
Exercised	-
Forfeited	-
Cancelled	-

Ending Balance	353,448	$5.75

Weighted Average Remaining Contractual Life (Years)	4.7

Leases

The Company followed ASC 840 Leases in accounting for leased properties until 2019 when it adopted ASC 842 for its accounting for finance and operating leases in 2019. The Company leases office and production facilities for terms typically ranging from three to five years. Rent escalations over the term of a lease are considered at the inception of the lease such that the monthly average for all payments is recorded as straight-line rent expense with any differences recorded in accrued liabilities.

Earnings (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (“EPS”) include additional dilution from common stock equivalents, such as convertible notes, preferred stock, stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented, so only basic weighted average number of common shares are used in the computations.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

Going Concern

The Company concluded that its negative cash flows from operations raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date the consolidated financial statements are issued.

Management believes that with the Company being acquired by Ecoark Holdings, Inc. on March 27, 2020 as discussed below, this will result in sufficient capital to sustain operations for the next 12 months. Even though management believes this plan will allow the Company to continue as a going concern, there are no guarantees to the successful execution of this plan.

These consolidated financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time.

On March 27, 2020, the Company was acquired by Ecoark Holdings, Inc. for 8,945,205 shares of common stock, and Ecoark Holdings, Inc. assumed all of the debt of the Company.

Impact of COVID-19

The recent outbreak of COVID-19, which has been declared by the World Health Organization to be a pandemic, has spread across the globe, and is impacting worldwide economic activity. A pandemic, including COVID-19, or other public health epidemic poses the risk that the Company or its employees, suppliers, and other partners may be prevented from conducting business activities at full capacity for an indefinite period of time, including due to spread of the disease within these groups or due to shutdowns that may be requested or mandated by governmental authorities. While it is not possible at this time to estimate the impact that COVID-19 could have on the Company’s business, the continued spread of COVID-19 and the measures taken by the governments of countries affected and in which the Company operates could disrupt the operation of the Company’s business. The COVID-19 outbreak and mitigation measures may also have an adverse impact on global economic conditions, which could have an adverse effect on the Company’s business and financial condition, including on its potential to conduct financings on terms acceptable to the Company, if at all. In addition, the Company may take temporary precautionary measures intended to help minimize the risk of the virus to its employees, including temporarily requiring all employees to work remotely, and discouraging employee attendance at in-person work-related meetings, which could negatively affect the Company’s business. The extent to which the COVID-19 outbreak impacts the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

NOTE 2: REVENUE

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, which the Company adopted effective January 1, 2019. No cumulative adjustment to members equity was required, and the adoption did not have a material impact on our financial statements, as no material arrangements prior to the adoption were impacted by the new pronouncement.

The following table disaggregates the Company’s revenue by major source for the year ended December 31, 2019 and period April 2, 2018 (Inception) through December 31, 2018:

	2019	2018
Revenue:
Transportation and logistics	$13,652,256	$8,418,966
Equipment rental revenue	923,617	194,788
Fuel rebate	139,344	-
Other revenue	-	1,235
	$14,715,217	$8,614,989

There were no significant contract asset or contract liability balances for all periods presented. The Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which we recognize revenue at the amount to which we have the right to invoice for services performed.

Collections of the amounts billed are typically paid by the customers within 30 to 60 days.

NOTE 3: PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31:

	2019	2018
Machinery and equipment – Pinnacle Frac Transport	$4,343,242	$4,750,923
Machinery and equipment – Capstone Equipment Leasing	456,622	456,622
Leasehold improvements	25,276	-
Accumulated depreciation and impairment	(1,336,147)	(339,270)
Property and equipment, net	$3,488,993	$4,868,275

Machinery and equipment with a net book value of $1,741,365 was recorded at the time of the acquisition of LAH Lease Service on April 30, 2018. Depreciation expense net of disposals from inception to December 31, 2018 was $339,270, and loss on disposal of assets was $314,114.

Depreciation expense for the year ended December 31, 2019 was $483,183 and impairment expense on fixed assets of $525,693. Loss on disposal via assets sold was $36,000, while loss on disposal via assets impaired or taken out of service was $327,682.

NOTE 4: LONG-TERM DEBT

Long-term debt consisted of the following as of December 31:

	2019	2018
Senior secured bridge loan (a)	$1,666,667	$3,534,475
Note payable – working capital (b)	200,000	-
Note payable – LAH 1 (c)	110,000	110,000
Note payable – Unsecured note payable (d)	500,000	-
Merchant Cash Advance (MCA) loan –1 (e)	266,786	-
MCA loan – 2 (f)	347,222	-
MCA loan - 3 (g)	135,417	-
Note payable – Alliance Bank (h)	1,368,500	-
Commercial loan – Pinnacle Frac – Firstar Bank (i)	999,692	1,261,517
Auto loan 1 – Pinnacle Vac – Firstar Bank (j)	42,155	52,260
Auto loan 2 – Pinnacle Frac – Firstar Bank (k)	55,532	68,496
Auto loan 3 – Pinnacle Vac – Ally Bank (l)	44,435	53,508
Auto loan 4 – Pinnacle Vac – Ally Bank (m)	45,824	51,398
Auto loan 5 – Pinnacle Vac – Ally Bank (n)	45,629	51,649
Auto loan 6 – Capstone – Ally Bank (o)	248,269	301,148
Tractor Loan 7 – Capstone – Tab Bank (p)	111,717	130,314
Total long-term debt	6,187,845	5,614,765
Less: debt discount	(312,289)	(629,821)
Less: current portion	(5,412,287)	(3,423,432)
Long-term debt, net of current portion	$463,269	$1,561,512

(a)	On November 21, 2019, the Company entered into a senior secured convertible note for $1,666,667 with an original issue discount of $204,230. The note bears interest at the rate of 10% per annum and is due on November 15, 2020. The Company also issued 300,000 shares of common stock to the lender upon issuance. The conversion price of the loan was the lesser of $1.50 per share and the lowest of a 30% discount to the 3 lowest closing prices of the Mount Tam’s common stock for 10 days end on the day prior to the conversion notice. The Company’s previous senior secured note holders agreed to waive $261,500 of outstanding principal and $39,143 in remaining interest on their note at the request of the new senior lender to facilitate the successful closure of the transaction. Accrued interest on the note was $18,519 as of December 31, 2019.

(b)	An unrelated third-party advanced $200,000 to the Company. These amounts were due April 15, 2020 and bears interest at 14% interest per annum. Accrued interest on this note as of December 31, 2019 is $3,392.

(c)	Unsecured note payable previously issued April 2, 2018 which was assumed by the Company in the acquisition of a previous entity. The amount is past due and bears interest at 15% per annum. Accrued interest at December 31, 2019 is $18,188.

(d)	Unsecured notes payable issued in October 2019 to two unrelated third parties at 12% interest. There are two notes to this party in total. Accrued interest on these notes at December 31, 2019 is $10,795.

(e)	Merchant cash advance loan. Accrued interest on this note at December 31, 2019 is $104,119.

(f)	Merchant cash advance loan. Accrued interest on this note at December 31, 2019 is $135,417.

(g)	Merchant cash advance loan. Accrued interest on this note at December 31, 2019 is $40,625.

(h)	Original interest only loan dated June 14, 2019 with an original maturity date of April 14, 2020. The Company extended this loan at 4.95% with a new maturity date of April 14, 2025. Debt discount on this loan at December 31, 2019 was $129,994.

(i)	Original loan date of February 28, 2018, due July 28, 2020 at an interest rate of the Wall Street Journal Prime Rate adjusting annually on the anniversary of the note for $1,428,132 for 18 tractor trucks maturing on February 28, 2020. The note is secured by the collateral purchased and accrues interest annually at 4.50% with principal and interest payments due monthly.

(j)	On July 20, 2018, Pinnacle Vac Service entered into a long-term secured note payable for $56,300 for a service truck maturing July 20, 2023. The note is secured by the collateral purchased and accrued interest annually at 6.50% with principal and interest payments due monthly. There is no accrued interest as of December 31, 2019.

(k)	On August 3, 2018, Pinnacle Frac Transport entered into a long-term secured note payable for $72,669 for a service truck maturing August 3, 2023. The note is secured by the collateral purchased and accrued interest annually at 6.50% with principal and interest payments due monthly. There is no accrued interest as of December 31, 2019.

(l)	On July 18, 2018, Pinnacle Vac Service entered into a long-term secured note payable for $55,525 for a service truck maturing August 17, 2024. The note is secured by the collateral purchased and accrued interest annually at 9.00% with principal and interest payments due monthly. There is no accrued interest as of December 31, 2019.

(m)	On July 26, 2018, Pinnacle Vac Service entered into a long-term secured note payable for $53,593 for a service truck maturing September 9, 2024. The note is secured by the collateral purchased and accrued interest annually at 7.99% with principal and interest payments due monthly. There is no accrued interest as of December 31, 2019.

(n)	On July 26, 2018, Pinnacle Vac Service entered into a long-term secured note payable for $55,268 for a service truck maturing September 9, 2024. The note is secured by the collateral purchased and accrued interest annually at 7.99% with principal and interest payments due monthly. There is no accrued interest as of December 31, 2019.

(o)	On November 5, 2018, Capstone Equipment Leasing entered into four long-term secured notes payable for $139,618 maturing on November 5, 2021. The notes are secured by the collateral purchased and accrued interest annually at rates ranging between 6.89% and 7.87% with principal and interest payments due monthly. There is no accrued interest as of December 31, 2019.

(p)	On November 7, 2018, Capstone Equipment Leasing entered into a long-term secured note payable for $301,148 maturing on November 22, 2023. The note is secured by the collateral purchased and accrued interest annually at 10.25% with principal and interest payments due monthly. There is no accrued interest as of December 31, 2019.

In addition, on September 28, 2018 the Company repaid a short-term senior secured note payable, originally due July 31, 2018, for $1,536,437. This note was issued on April 30, 2018 with interest accruing at 10% annually with interest due upon maturity. The note principal and all accrued interest totaling $55,891 were paid in full on September 28, 2018.

The Company incurred interest expense of $2,866,449 and $1,168,357 for the year ended December 31, 2019 and period April 2, 2018 (Inception) through December 31, 2018.

The following is a list of maturities (net of discount) as of December 31:

2020	$5,412,287
2021	197,936
2022	123,586
2023	117,389
2024	24,358
$5,875,556

NOTE 5: NOTES PAYABLE - RELATED PARTIES

Notes payable to related parties consisted of the following as of December 31:

	2019	2018
Note - Director (a)	$631,492	$77,000
Notes - Director (b)	1,080,500	968,000
Note – Director (c)	250,000	-
Note – Officer (d)	67,500	55,000
Total Notes Payable – Related Parties	2,029,492	1,100,000
Less: Current Portion of Notes Payable – Related Parties	(2,029,492)	(1,100,000)
Long-term debt, net of current portion	$-	$-

(a)	A director advanced $234,000 in four notes ($474,492) and in advances ($157,000) to the Company. One of the note amounts is past due and bears interest at 10% per annum. Accrued interest at December 31, 2019 is $39,365.

(b)	A director advanced $1,080,500 in four separate notes to the Company. Two of these amounts are past due and these notes are due at various times through December 2020 and bear interest at 10-15% interest per annum. Accrued interest on these notes as of December 31, 2019 is $153,560.

(c)	On January 16, 2019, the Company entered into a short-term junior secured promissory note payable with a director for $250,000 maturing on June 15, 2019, extended to December 16, 2019, and further extended to June 30, 2020. The note accrues interest annually at 10% and has a subordinated security interest to the senior secured convertible note payable entered into on August 24, 2018. Accrued interest at December 31, 2019 is $19,041.

(d)	An officer of the Company advanced $67,500 in two notes. This amount is due July 2020 and bears interest at 10-15% interest per annum. Accrued interest on these notes as of December 31, 2019 is $14,786.

The Company incurred interest expense of $129,036 and $97,718 for the year ended December 31, 2019 and period April 2, 2018 (Inception) through December 31, 2018.

 NOTE 6: STOCKHOLDERS’ EQUITY

The Company has 5,000,000 shares of preferred stock authorized at $0.0001 par value per share, and there were no preferred shares issued or outstanding at December 31, 2019 and 2018.

The Company issued 10,000 shares of preferred stock in July 2019 at $10.00 per share for proceeds totaling $100,000 to a high net worth accredited investor. The preferred shares have a conversion feature where they would convert into common stock at 30% discount to the closing price on the date of the company’s first trading day as a public company. The preferred shares include 10,000 warrants with a 5-year maturity and exercisable at a 15% premium to the issuance price.

The Company has 45,000,000 shares of common stock authorized at $0.0001 par value per share, and there were 5,565,976 and 5,320,807 common shares issued and outstanding at December 31, 2019 and 2018, respectively.

The Company issued 3,000,000 shares of restricted common stock for one hundred percent of the issued and outstanding membership interest of Pinnacle Frac Transport LLC on May 24, 2018. The Company issued 2,000,000 shares of restricted common stock on June 20, 2018 at a part of a management agreement with Ozark Empire Capital Management to manage the executive function of the Company, raise capital for the Company, identify and complete acquisitions for the Company, and lead the Company’s effort to file to go public. The Company issued an additional 70,807 shares of restricted common stock in September through December 2018 at $3 per share for proceeds totaling $212,913 to various high net worth accredited investors as a part of an equity financing round. The Company issued an additional 250,000 shares of restricted common stock in October through December 2018 to various advisors representing the Company for business development, which have been valued at $3 per share for a total $750,000.

The Company issued an additional 85,169 shares of common stock in January through April 2019 at $3.00 per share for proceeds totaling $255,507 to various high net worth accredited investors as a part of an equity financing round.

On February 1, 2019 and on April 1, 2019, the Company issued 30,000 shares on each vesting date (60,000 total) to an advisor representing the Company for business development.

The Company terminated an agreement with an advisor on January 13, 2019 resulting in the forfeiture of 190,000 previously granted but unvested shares of restricted common stock. 10,000 of the 200,000 shares were issued in 2018 with no further commitment required in 2019 after the execution of the termination to the agreement.

NOTE 7: ACQUISITIONS

LAH Lease Service LLC Acquisition

The Company made a bargain purchase of $100 for LAH Lease Service LLC, on April 30, 2018, which was insolvent at the time of acquisition. All of the issued and outstanding membership interests of LAH were purchased for a cost of $208,690 below net book value which resulted in the gain on acquisition.

LAH LEASE SERVICE LLC

STATEMENT OF ASSETS AND LIABILITIES

As of April 30, 2018

Assets
Accounts Receivable (net of allowance for uncollectible accounts)	718,600
Machinery & Equipment (net of accumulated depreciation)	1,741,365
Total Assets	$2,459,965
Liabilities
Cash Overdrawn	3,434
Accounts Payable	123,423
Accrued Expenses	1,424,318
Short-term Notes Payable	100,000
Related Party Notes Payable	600,000
Total Liabilities	$2,251,175

Net Book Value	$208,790
Acquisition Purchase Price	100
Gain on Acquisition	$208,690

Pro forma (Unaudited)

Pinnacle Frac acquired one hundred percent of the issued and outstanding membership interests of LAH and LSQL on April 30, 2018, and subsequently transferred selected operations, employees, equipment, and contracts into Pinnacle Frac.

The following unaudited pro forma information presents the combined results of operations as if the acquisitions had been completed on April 30, 2018. The unaudited pro forma results include amortization associated with preliminary estimates for the acquired intangible assets on these unaudited pro forma adjustments.

The unaudited pro forma results do not reflect any cost saving synergies from operating efficiencies, or the effect of the incremental costs incurred in integrating the two companies. Accordingly, these unaudited pro forma results are presented for informational purpose only and are not necessarily indicative of what the actual results of operations of the combined company would have been if the acquisition had occurred at the beginning of the period presented, nor are they indicative of future results of operations:

From May 1, 2018	Pinnacle Frac
to December 31, 2018	Transport	LAH	LSQL	Total	Dr	Cr	Proforma
Revenues	$8,420,200	$-	$-	$8,420,200	$-		$8,420,200
Net income (loss)	$(1,565,945)	$(372)	$(272)	$(1,566,589)		$(314,114)	$(1,566,589)

From May 1, 2018 to December 31, 2018, the proforma adjustment of $314,114 is for a loss on disposal recorded for the 8 months ended December 31, 2018 for equipment that was acquired and not deemed fit to be placed into service. There was no amortization expense recorded from the acquisition date to December 31, 2018 due to the acquisition being purchased below net book value and no goodwill being recorded.

Mount Tam Reverse Merger

On September 26, 2019, the Company executed a reverse merger agreement with Mount Tam Biotechnologies, Inc. (OTC: MNTM) (“Mount Tam”). The merger closed on November 18, 2019, with Banner Midstream becoming a wholly owned subsidiary of Mount Tam. Under terms of the agreement, Banner Midstream as the surviving entity and became a subsidiary of Mount Tam. Upon closure of the transaction, Mount Tam changed its name to MTB Corp. and executed a successful reverse split of its common stock at a ratio of one new share for each 95 existing shares. The reverse split and name change to MTB Corp. took effect November 14, 2019. At the time of closing, shareholders of Mount Tam had a combined ownership position of approximately 10%, and the former Banner shareholders collectively owned approximately 90% of the outstanding stock. Mount Tam’s shares traded under the temporary ticker symbol “MNTMD” and following a 20-day trading period, the Company’s symbol transitioned to the permanent ticker symbol “BANM.” On February 12, 2020, the name from MTB Corp. was changed to Banner Energy Services Corp. On March 27, 2020, Banner Energy Services Corp divested Banner Midstream to Ecoark Holdings, Inc. See NOTE 13: SUBSEQUENT EVENTS.

NOTE 8: DISCONTINUED OPERATIONS

The Company made the decision to discontinue the operations of its wholly owned subsidiary, Pinnacle Vac Service LLC (“Pinnacle Vac”), effective October 31, 2018 due to the inability of Pinnacle Vac’s management to develop a sustainable, profitable business model. All of the non-managerial staff of Pinnacle Vac were terminated on October 23, 2018 and all of its oilfield services operations were terminated on October 23, 2018. The managerial staff of Pinnacle Vac was terminated on November 15, 2018 and Pinnacle Vac’s rental facility at Sligo Rd was vacated on November 15, 2018.

Pursuant to ASC 205-20, Presentation of Financial Statements – Discontinued Operations, ASC-20-45-1B, paragraph 360-10-45-15, Pinnacle Vac will be disposed of other than by sale via an abandonment and termination of operations with no intent to classify the entity or assets as Available for Sale. Pursuant to ASC 205-20-45-3A, the results of operations of Pinnacle Vac from inception to discontinuation of operations will be reclassified to a separate component of income, below Net Income/(Loss), as a Loss on Discontinued Operations.

All of the equipment assets of Pinnacle Vac and the related loan liabilities will be subsequently transitioned into a separate wholly owned subsidiary of Banner, Capstone Equipment Leasing LLC to continue servicing the debt. The remaining current assets of Pinnacle Vac will be used to settle any outstanding current liabilities of Pinnacle Vac. A loss contingency will be recorded on the books of Banner if any of the outstanding liabilities or obligations of Pinnacle Vac resulting from this abandonment are reasonably estimable and likely to be incurred.

December 31, 2019 and 2018	2019	2018
Cash and Cash Equivalents	$51	$183
Prepaid Expenses	-	10,500
	$51	$10,683

Machinery and Equipment (net of accumulated depreciation)	248,966	248,966
Intangible Assets (net of accumulated amortization)	-	30,500
	$249,017	$290,149

Accounts Payable	227,522	245,285
Accrued Expenses	-	31,500
	$227,522	$276,785

Year Ended December 31, 2019 and May 8, 2018 (Inception) to October 31, 2018
Revenue	$-	$369,781
Cost of Sales	-	245,759
Gross Profit	-	124,022
Operating Expenses	5,236	431,994
Loss from discontinued operations	$(5,236)	$(307,972)
Non-cash revenues (expenses)	8,131	(13,364)
Net cash used in discontinued operations	$(13,367)	$(321,336)

NOTE 9: COMMITMENTS AND CONTINGENCIES

Litigation

Pinnacle Frac Transport LLC has retained Almanza, Blackburn, Dickie & Mitchell LLP (“ABDM”) for representation in the case Garnett, Mark vs. Hamrick, William “Bill”. Bill Hamrick is the former owner of LAH Lease Service LLC and LSQL Truck and Trailer Sales LLC which were acquired by Pinnacle Frac Transport on April 30, 2018. The Company has not accrued a loss contingency due to the inability to estimate a reasonable estimate of the amount of loss and the unlikelihood of an unfavorable outcome. The Company received a full settlement and release from all plaintiffs on December 31, 2019 and incurred no loss liabilities other than the costs for its external legal counsel at ABDM.

The Company has been assigned a $1,661,858 judgment against William “Bill” Hamrick, the former owner of LAH and LSQL. The judgment was transferred by FracSure LLC (“FracSure”) to the Company on September 28, 2018 because of the Company satisfying the payment in full on a $1,536,437 note payable for equipment in September 2018. The Company engaged with the law firm, Pakis, Giotes, Page & Burleson (“Pakis”) on November 15, 2018 to begin collection efforts on the judgment in the State of Texas. The Company engaged with the law firm, Wiener, Weiss & Madison (“WWM”) on January 31, 2019 to begin collection efforts on the Hamrick judgment in the State of Louisiana. As of December 31, 2019, the Company has not been successful in its attempts to collect on the judgment.

Accounts Payable

Pinnacle Vac Service has $227,522 and $245,285 in accounts payable as of December 31, 2019 and 2018 and has not had sufficient funds to make any significant payments since operations were discontinued in October 2018. The Company has not signed any corporate guaranty on this subsidiary’s payables, but the accounts payable balance remains as a liability until each payable can successfully be satisfied with the vendor.

NOTE 10: LEASES

The Company has adopted ASU No. 2016-02, Leases (Topic 842), as of January 2019 when they entered into their first operating lease and will account for their leases in terms of the right of use assets and offsetting lease liability obligations under this pronouncement and the first finance lease was created when the equipment was financed. The Company records their leases at present value, in accordance with the standard, using discount rates ranging between 2.5% and 6.8%. The right of use asset is composed of the sum of all lease payments, at present value, and is amortized straight line over the life of the expected lease term. For the expected term of the lease the Company used the initial terms ranging between 42 and 60 months. Upon the election by the Company to extend the lease for additional years, that election will be treated as a lease modification and the lease will be reviewed for remeasurement. This lease will be treated as an operating lease under the new standard.

The Company has also elected to utilize the transition related practical expedients permitted by the new standard. The modified retrospective approach provides a method for recording existing leases at adoption and in comparative periods that approximates the results of a modified retrospective approach. Adoption of the new standard did not result in an adjustment to retained earnings for the Company.

The leased property at the Preston Rd Office was assigned by Razor to Capstone for and in consideration of $10.00 on January 1, 2019. The Company’s co-tenancy agreement with Razor was subsequently terminated on January 1, 2019.

As of December 31, 2019, the value of the unamortized lease right of use asset is $779,199. As of December 31, 2019, the Company’s lease liability was $786,379.

Maturity of Lease Liability for year ended December 31,
2021	$220,234
2022	$199,838
2023	$179,722
2024	$135,260
2025	$51,325

Total lease payments	$786,379

Amortization of the right of use asset for fiscal year ended December 31,
2021	$215,727
2022	$195,536
2023	$177,391
2024	$138,609
2025	$51,936

Total lease payments	$779,199

NOTE 11: RELATED PARTY TRANSACTIONS

The Company and its subsidiaries Pinnacle Frac Transport, Pinnacle Vac Service, and Capstone Equipment Leasing have been domiciled at the location of 5899 Preston Road #505, Frisco, TX 75034 (“Preston Rd Office”) since inception. In addition to the domicile, the principal operations of the Company and Capstone Equipment Leasing have been managed out of the aforementioned location. The Preston Rd Office is currently being leased but not utilized by a related party managed by Ozark Empire Capital Management, Razor Medical Science LLC (“Razor”). The Company previously had entered into a co-tenancy agreement with Razor where the Company would $1,600 per month which is equal to one half of the total lease payment owed by Razor to the lessor; the agreement was for 36 months beginning in April 2018, the original usage date by the Company. Razor discontinued operations on January 1, 2019 and an assignment was executed to transfer the lease into the name of Capstone Equipment Leasing LLC for full-time usage by the Company at a rental rate of $3,300 per month.

NOTE 12: INCOME TAXES

The Company is a newly created legal entity during the tax year 2018 (April 2, 2018) and was not eligible to file tax returns in prior years. All of the Company’s wholly owned subsidiaries were disregarded entities prior to acquisition and continue to be after acquisition. The Company has elected to report its fiscal year end as of December 31 and has elected tax treatment as of a December 31 calendar year end.

The Company accounts for income taxes under ASC Topic 740: Income Taxes which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company has a net operating loss carryforward for tax purposes totaling ($7,259,899) at December 31, 2019.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”), which makes broad and complex changes to the U.S. tax code. Certain of these changes may be applicable to the Company, including but not limited to, reducing the U.S. federal corporate tax rate from 35 percent to 21 percent, creating a new limitation on deductible interest expense, eliminating the corporate alternative minimum tax (“AMT”), modifying the rules related to uses and limitations of net operating loss carryforwards generated in tax years ending after December 31, 2017, and changing the rules pertaining to the taxation of profits earned abroad (IRC Sec. 965. Changes in tax rates and tax laws are accounted for in the period of enactment. The Tax Act reduces the corporate tax rate to 21 percent, effective January 1, 2018.

Pursuant to Internal Revenue Code Sections 382 and 383, the utilization of net operating losses and other tax attributes may be substantially limited or eliminated due to cumulative changes in ownership greater than 50% that may have occurred during an applicable testing periods. Management has not performed a Section 382/383 analysis to determine the possible limitation on its net operating losses in 2018.

Management has placed a full valuation allowance on its Net Deferred Tax Assets since it is more likely than not that the Net Deferred Tax Asset will not be utilized.

The table below summarizes the differences between the tax benefit computed at the statutory federal tax rate and the Company’s net income tax benefit from April 2, 2018 (Inception) to December 31, 2018 and the year ended December 31, 2019:

	2019	2018
Net operating loss carryover	$4,639,861	$3,708,360
Fixed Assets	(839,807)	(314,114)
Share-based compensation	(180,000)	(750,000)
Depreciation expense	(483,183)	(339,270)
Valuation allowance	(3,136,871)	(2,304,976)
Net deferred tax asset	$-	$-

Tax benefit computed at expected statutory rate	$(974,371)	$(778,756)
State income taxes	-	-
Permanent differences:
Depletion	176,359	65,964
Temporary differences:
Share-based compensation	37,800	157,500
Depreciation expense	101,468	71,247
Valuation Allowance	658,744	484,045
Net income tax benefit	$-	$-

Federal statutory rate (benefit)	(21)%	(21)%
Permanent differences	3%	1%
Change in valuation allowance	18%	20%
Effective Tax Rate	(0)%	(0)%

NOTE 13: SUBSEQUENT EVENTS

On March 27, 2020, the Company entered into a Membership Interest Purchase Agreement (the “MIPA”) with Shamrock Upstream Energy LLC (“Shamrock”) as a closing condition of a Stock Purchase Agreement (the “SPA”) with Banner Energy Services Corp (“Banner Energy”) to divest the Company into Ecoark Holdings, Inc. (“Ecoark”). The SPA was completed on March 27, 2020 immediately after the completion of the MIPA. Pursuant to the terms of the MIPA, the members of Shamrock exchanged their membership interests for a $1,800,000 seller note payable and a $1,200,000 short-term due to seller liability.

On March 27, 2020 WR Holdings Corp. (“WR Holdings”) entered into a Stock Purchase Agreement (“SPA 1”) with the Company as a closing condition with a Stock Purchase Agreement (“SPA 2”) with Banner Energy Services Corp (“Banner Energy”) to divest the Company into Ecoark Holdings, Inc. (“Ecoark”). SPA 2 was completed on March 27, 2020 immediately after the completion of SPA 1. Pursuant to the terms of SPA 1, the stockholders of WR Holdings exchanged their shares for a $4,000,000 seller note payable and a $1,000,000 short-term due to seller liability. The proceeds from the $1,000,000 short-term due to seller liability were used to return capital to the members of SPV 1 and allow the dissolution of that entity.

On March 16, 2020, and March 19, 2020, the Company amended its senior secured convertible note payable to adjust for change of control clauses and a technical default related to the pending sale to Ecoark. Principal balance was subsequently increased to $2,222,222 and the interest rate and late fee penalty rates were adjusted to 18% respectively.

On March 27, 2020, the Company was acquired by Ecoark Holdings, Inc. for 8,945,205 shares of common stock, and Ecoark Holdings, Inc. assumed all of the debt of the Company.

On April 14, 2020, after the Company was acquired by Ecoark Holdings Inc. amended its interest only loan with Alliance Bank to a principal and interest payment amortizing loan with a maturity date of April 14, 2025. Interest rate is 4.95% and monthly payments $23,371 starting May 14, 2020 until maturity.